Igal Brightman
          Mordecai Bar Levav
          Chaim Schwartzboro
          Bernard (Dov) Ratowitz
          Zeev Feldman
          Shimon Gothalf
          Chaim Schwartzbard
          David Valiano
          Adir Inbar
          Rami Benvenisti
          Eyal Hardler





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------


               As independent public accountants, we hereby consent to the incorporation by reference in the amendment No.2 to the registration statement on Form S-2 (File No.33-51023) of Ampal American Israel Corporation's of our report dated February 17, 1993 relating to the financial statements of Am-Hal Ltd. included in Ampal American
               Israel Corporation's Form 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.












                                                Igal Brightman & Co.
               January 21, 1994          Certified Public Accountants (Isr.)